Exhibit 10.16.2

AMENDMENT N°1 TO

RESEARCH AND DEVELOPMENT AGREEMENT

by and between INTERCEPT PHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware, with registered office at 18 Desbrosses Street, New-York 10013 NY, USA (“INTERCEPT”) on the one hand and TES Pharma Srl, a corporation organized and existing under the laws of Italy, with registered office at Via Settevalli 556, 06129, Perugia, Italy (“TES”) on the other hand.:

RECITALS

WHEREAS, INTERCEPT and TES have entered into a Research and Development Agreement (the “Agreement”);

WHEREAS, the initial Term (as defined in section 7.1 of the Agreement) will end on July 31st, 2012;

WHEREAS, the parties have decided to extend such Term.

NOW, THEREFORE, in consideration of the foregoing premises, INTERCEPT and TES hereby agree as follows:

ARTICLE 1:

The Term is extended for a six month period starting on August 1st, 2012 (hereinafter the “Extended Term”).

During the Extended Term, TES shall conduct research activities as set forth in the Research Program as amended pursuant to Schedule 1 of this Amendment. TES will allocate for the performance of the research activities: [***] full time equivalent (“FTE”) chemists and [***] FTEs [***] during the Extended Term. INTERCEPT will pay to TES a maximum amount of €450,000 during the Extended Term of the Agreement, provided such FTEs are allocated and activities performed in accordance with the Research Program as amended. Payments will be made in equal quarterly installments of €225,000. In addition, INTERCEPT will provide TES up to €35,000 during the Extended Term for maintenance of equipment and other general expenditures.

Based on the results of the work performed during the Extended Term, the parties may decide, by way of an amendment to the Agreement, to further extend the Extended Term for an additional six month period.

ARTICLE 2:

Any and all provisions of the Agreement not modified hereinabove shall remain in full force and effect.

In witness whereof, the Parties have executed this amendment by their proper officers as of July 27, 2012.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

INTERCEPT PHARMACEUTICALS, INC.

/s/ Mark Pruzanski
Name: Mark Pruzanski

Title: President and Chief Executive Officer

TES Pharma Srl

/s/ Graeme Robertson
Name: Graeme Robertson
Title: Amministratore Delegato

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

INITIAL ACTION PLAN

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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